As filed with the Securities and Exchange Commission on February 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SPI ENERGY CO., LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

#1128, 11/F, No. 52 Hung To Road

Kwun Tong

Kowloon
Hong Kong S.A.R.
Tel: (852) 2291 6020
Fax: (852) 2291 6030

(Address and telephone number of registrant’s principal executive offices)

Mitchell S. Nussbaum

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10514

(212) 407-4149

(Name, address and telephone number of agent for service)

with a copy to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-240289

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee
Ordinary shares, par value $0.0001 per share(4)	$2,455,396	$267.88

___________________________________

(1)	The registrant previously registered shares of its common stock with a maximum aggregate offering price not to exceed $100,000,000 on a 100,000,000 on a Form F-3 Registration Statement (File No. 333-240289), which the Securities and Exchange Commission declared effective September 30, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $2,455,396 are hereby registered

(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act.

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form F-3 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate offering price of ordinary shares offered by SPI Energy Co., Ltd.(the “Registrant”) by $2,455,396. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form F-3 (Reg. no. 333-240289) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on September 30, 2020. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on the Exhibit Index and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong S.A.R., Country of People’s Republic of China on February 9, 2021.

SPI ENERGY CO., LTD.

By:	/s/ Xiaofeng Peng
Xiaofeng Peng
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Xiaofeng Peng	Chief Executive Officer and Executive Chairman	February 9, 2021
Xiaofeng Peng	(Principal Executive, Financial and Accounting Officer)

/s/ Maurice Ngai*	Director	February 9, 2021
Maurice Ngai

/s/ HoongKhoeng Cheong*	Director	February 9, 2021
HoongKhoeng Cheong

/s/ Lu Qing*	Director	February 9, 2021
Lu Qing

/s/ Jing Zhang*	Director	February 9, 2021
Jing Zhang

*By: /s/ Xiaofeng Peng

Xiaofeng Peng, attorney in fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of SPI Energy Co., Ltd., has signed this Registration Statement in New York, New York on February 9, 2021.

Authorized U.S. Representative

By:	/s/ Mitchell S. Nussbaum
Name: Mitchell S. Nussbaum

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EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Carey Olsen

23.1	Consent of Marcum Bernstein & Pinchuk LLP

23.2	Consent of Carey Olsen (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference from Form-3 Registration Statement, File No. 333-240289, originally filed with the Securities and Exchange Commission August 3, 2020)

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